                                                                    EXHIBIT 10.1




                               CREDIT AGREEMENT

                          Dated as of April 10, 1995

                                    between

                            Fax International, Inc.

                                      and

                     SingTel (Netherlands Antilles) Pte N.V.

                               Table of Contents



                                                                 Page

          1.  DEFINITIONS.....................................     1

          2.  CREDIT FACILITY.................................     3
              2.1   Commitment to Lend........................     3
              2.2   Interest..................................     4
              2.3   Repayments and Prepayments................     4
              2.4   Senior Indebtedness.......................     5

          3.  CONVERSION......................................     5
              3.1   Fixed Price Preferred Stock...............     5
              3.2   Common Stock (Post-IPO)...................     5
              3.3   Assignment of Conversion Rights...........     6

          4.  PAYMENTS: GENERAL...............................     6

          5.  REPRESENTATIONS AND WARRANTIES..................     6
              5.1   Comorate Existence: Power and Authority...     6
              5.2   Binding Obligation........................     6
              5.3   No Conflicts..............................     6
              5.4   No Consents...............................     7
              5.5   Validity of Shares........................     7
              5.6   Title to Properties.......................     7
              5.7   Financial Statements......................     7
              5.8   No Material Adverse Change................     7
              5.9   No Litigation.............................     8
              5.10  Compliance with Law.......................     8
              5.11  Margin Regulations........................     8

          6.  CONDITIONS PRECEDENT............................     8
              6.1   Representations and Warranties True.......     8
              6.2   No Default................................     8
              6.3   Proceedings and Documents.................     8
              6.4   No Change in Law..........................     8
              6.5   Opinion of Company's Counsel..............     8
              6.6   Closing of Series G Purchase..............     8

          7.  COVENANTS.......................................     9
              7.1   Affirmative Covenants.....................     9
              7.2   Negative Covenants........................    10

          8.  EVENTS OF DEFAULT: ACCELERATION.................    10

          9.  SETOFF..........................................    12

          10. MISCELLANEOUS...................................    12
              10.1  Indemnity.................................    12
              10.2  Notices, Etc..............................    13
              10.3  Binding Agreement: Assignment.............    13
              10.4  Amendment: Waiver.........................    13
              10.5  Confidentiality...........................    13
              10.6  Severability..............................    13
              10.7  Entire Agreement..........................    13
              10.8  Counterparts..............................    13
              10.9  Governing Law.............................    14

                                 CREDIT AGREEMENT


     The parties to this CREDIT AGREEMENT, dated as of April 10, 1995, are Fax International, Inc., a Delaware corporation having its principal place of business at 67 South Bedford Street, Suite 100E, Boston, Massachusetts 01803, U.S.A. (the "Borrower"), and SingTel (Netherlands Antilles) Pte N.V., a
             --------
Netherlands Antilles corporation having its registered office at Pietermaai 15 Willemstad, Curacao, Netherlands Antilles ("SingTel NA").
                                            ----------

     1.   DEFINITIONS.
          -----------

     Certain capitalized terms are defined below:

     Agreement:  This Agreement and the Schedules hereto, all as amended and in
     ---------
effect from time to time.

     Annual Budget:  As defined in the Stock Purchase Agreement and as amended
     -------------
and in effect from time to time.

     Approved Expenditure:  Any expenditure or expense specifically provided for
     --------------------
in the Annual Budget or otherwise approved by SingTel NA, or for the purpose of redeeming shares of the convertible preferred stock of the Borrower pursuant to a Redemption Loan.

     Balance Sheet:  See 5.7.
     -------------

     Base Rate:  The rate of interest equal to the yield on a five-year United
     ---------
States Treasury Bond, as published in the Wall Street Journal on the applicable date.

     Borrower:  See preamble.
     --------

     Borrowing Limit:  An amount equal to Twenty-Five Million Dollars
     ---------------
(U.S.$25,000,000).

     Business Day:  Any day on which banks in the United States and the
     ------------
Netherlands Antilles are open for business generally.

     Charter Documents:  In respect of any entity, the certificate or articles
     -----------------
of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Commitment:  The obligation of SingTel NA to make Loans to the Borrower in
     ----------
an aggregate principal amount not to exceed the Borrowing Limit, as such amount may be reduced from time to time or terminated hereunder.

     Common Stock:  The Borrower's Common Stock, par value $0.01 per share.
     ------------

     Consent:  Any permit, license or exemption from, or approval, consent of,
     -------
registration or filing with any local, state, federal, or foreign governmental or regulatory agency or authority, required under applicable law.

     Conversion Shares:  Shares of Common Stock issuable upon conversion of
     -----------------
Loans or Series H Shares.

     Default:  An event or act which with the giving of notice and/or the lapse
     -------
of time, would become an Event of Default..

     Drawdown Date:  In respect of any Loan, the date on which such Loan is made
     -------------
to the Borrower.

     Environmental Laws:  All U.S. federal, state, and local laws and ordinances
     ------------------
pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws and ordinances.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and all rules, regulations, judgments, decrees, and orders arising thereunder.

     Event of Default:  Any of the events listed in (S)8 hereof.
     ----------------

     Expiration Date:  The fifth (5th) anniversary of the date hereof.
     ---------------

     Final Maturity Date:  The eighth (8th) anniversary of the date hereof.
     -------------------

     Financials:  In respect of any period, the consolidated balance sheet of
     ----------
any person or entity and its Subsidiaries as at the end of such period, and the related consolidated statements of income and cash flows for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP consistently applied (except, in the case of quarterly Financials, for their absence of notes thereto).

     GAAP:  Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessors, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent audited Financials submitted to SingTel NA prior to execution of this Agreement.

     Indebtedness:  In respect of any entity, all obligations, absolute,
     ------------
contingent and otherwise, that in accordance with GAAP should be classified as liabilities, including without limitation (i) all debt obligations, (ii) all liabilities secured by Liens, (iii) all guarantees and (iv) all liabilities in respect of bankers' acceptances or letters of credit.

     Lien:  Any encumbrance, mortgage, pledge, hypothecation, charge,
     ----
restriction or other security interest of any kind securing any obligation of any entity or person.

     Loan:  Any loan made or to be made to the Borrower pursuant to (S)2 hereof.
     ----

     Loan Documents:  This Agreement and the Notes, in each case as from time to
     --------------
time amended or supplemented.

     Loan Request:  See (S)2.1(b).
     ------------

     Margin:  one percent (1%) per annum.
     ------

     Materially Adverse Effect:  Any materially adverse effect on the financial
     -------------------------
condition or business operations of the Borrower and its Subsidiaries taken together or material impairment of the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents.

     Note:  See (S)2.1(c).
     -----

     Obligations:  All indebtedness, obligations and liabilities of the Borrower
     -----------
and its Subsidiaries to SingTel NA, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, that in any case arise or are incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof.

     Redemption Loan.  Any Loan effected by the Borrower during the one hundred
     ---------------
twenty (120) days after the date hereof and in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) designated by the Borrower in the applicable Loan Request as solely for the purpose of redeeming outstanding shares of the convertible preferred stock or warrants of the Borrower from persons other than employees or ex-employees of the Borrower; provided, that any
                                                              --------
sums lent pursuant to Redemption Loans shall be applied for such purpose within thirty (30) days of the applicable Drawdown Date or repaid to SingTel NA (with interest), with such repayment being deemed for all purposes to be made in accordance with, and to satisfy the requirements for effecting prepayments of,
Section 2.3.

     Requirement of Law:  In respect of any person or entity, any law, treaty,
     ------------------
rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Series H Preferred Stock:  See (S)3.1.
     ------------------------

     Series H Shares:  Shares of Series H Preferred Stock issuable upon
     ---------------
conversion of Loans.

     SingTel NA:  See preamble.
     ----------

     ST:  Singapore Telecommunications Limited, a Singapore corporation.
     --

     Stock Purchase Agreement:  See (S)8(e).
     ------------------------

     Subsidiary:  In respect of the Borrower, any business entity of which the
     ----------
Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     2.   CREDIT FACILITY.
          ---------------

          2.1  Commitment to Lend.
               ------------------

          (a) Upon the terms and subject to the conditions of this Agreement and while the Commitment is outstanding, SingTel NA agrees to lend to the Borrower such sums that the Borrower may request, up to an aggregate principal amount equal to the Borrowing Limit at any time and from time to time until the Expiration Date, the proceeds of which shall be applied by the Borrower to Approved

Expenditures. The Borrower may not reborrow amounts borrowed and repaid. Each Loan shall be in a minimum principal amount of U.S.$500,000 and may be in any integral multiple thereof.

          (b) The Borrower shall notify SingTel NA in writing, not later than ten (10) Business Days preceding the Drawdown Date (which must be a Business
Day) of each Loan requested hereunder.  Any such notice (a "Loan Request") shall
                                                            ------------
specify (i) the principal amount of such Loan, (ii) the proposed Drawdown Date, and (iii) (in sufficient detail for SingTel NA to verify the same) the specific Approved Expenditure or Expenditures (including the approximate timing thereof, which, if not in respect of a Redemption Loan, shall be consistent with the Annual Budget) in respect of which the Loan Request is being made. Any Loan Request may be revoked by notice given to SingTel NA in writing not later than two (2) Business Days preceding the Drawdown Date. Subject to the foregoing, so long as the Commitment is then in effect and the applicable conditions set forth in 6 hereof have been met, SingTel NA shall advance the amount requested to the Borrower by transfer of immediately available funds not later than the close of business in Boston on such Drawdown Date.

          (c) The obligation of the Borrower to repay to SingTel NA the principal of each Loan and interest accrued thereon shall be evidenced by a promissory note in the form of Annex A attached hereto (each such promissory
                               ----- -
note, a "Note":), completed with appropriate insertions, dated the Drawdown Date
         ----
of such Loan, in a principal amount equal to the amount thereof, having a term ending on the fifth (5th) anniversary of the Drawdown Date thereof or, if earlier, the Final Maturity Date, executed and delivered by the Borrower and payable to the order of SingTel NA.

          (d) In consideration of SingTel NA's commitments and undertakings hereunder, the Borrower shall pay to SingTel NA, concurrently with the execution and delivery hereof, and in good funds, a facility fee in the amount of One Million Nine Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars (U.S.$1,968,750).

          2.2  Interest.  The Borrower shall pay interest on the principal
               --------
amount of each Loan outstanding from time to time from the Drawdown Date through and including the date repaid at a rate per annum which is equal to the sum of
(i) the Base Rate on the applicable Drawdown Date, and (ii) the Margin. Until the date that is two (2) years and six (6) months after the earliest Drawdown Date hereunder (other than the Drawdown Date of a Redemption Loan), interest on each Loan shall be added to the principal amount of the Loan (without current payment), in arrears quarterly on each March 31, June 30, September 30, and December 31 and on such date (provided, that such interest added to principal
                              --------
shall not be counted toward determining whether the Borrower has reached the Borrowing Limit and shall not count toward determining whether the Lender has reached US$12,500,000 of principal amount of loans converted). Thereafter, interest on each Loan shall accrue and shall be paid in arrears quarterly on each March 31, June 30, September 30, and December 31 and on any date any principal amount of the Loan is payable or is repaid. Notwithstanding the preceding sentence, while an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (i) the Base Rate on the applicable Loan Drawdown Date, and
(ii) three percent (3%) above the Margin until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by SingTel NA (after as well as before judgment).

          2.3  Repayments and Prepayments.  The Borrower hereby agrees to pay
               --------------------------
SingTel NA on the Final Maturity Date the entire then unpaid principal of and interest on all Loans. All payments received in respect of the Loans shall be applied first to any costs or expenses due to SingTel NA under the Loan Documents, second to the payment of accrued and unpaid interest, and the balance only applied to principal. The Borrower may elect at any time and from time to time to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of U.S.$500,000 and in an integral multiple (taking into account for this purpose only the original principal amount of such Loan, and not any interest added to principal under (S)2.2) thereof, provided, (i)
                                                               --------
that the Borrower shall give SingTel NA not less than three (3) months' advance written notice of any such proposed prepayment (specifying therein the amount of such proposed prepayment), and (ii) that to the extent provided in 3 the Loans may at SingTel NA's option (but need not) be converted and exchanged for and into capital stock of the Borrower during such three (3) month period in accordance with the provisions of 3 notwithstanding such proposed prepayment. The Borrower shall not be entitled to reborrow before the Final Maturity Date any such prepaid amounts. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date (including any interest added to principal under (S)2.2) on the principal being repaid or prepaid. Any notice of repayment shall be irrevocable.

          2.4  Senior Indebtedness.  The obligation of the Borrower to pay
               -------------------
principal, interest, and any other sums payable under the Loan Documents win rank at least pari passu with all other unsecured senior indebtedness in respect of borrowed money of the Borrower.

     3.   CONVERSION.
          ----------

          3.1  Fixed Price Preferred Stock.  SingTel NA shall have the option
               ---------------------------
(but not the obligation), at any time and from time to time while Loans are outstanding, exercisable by written notice to the Borrower, to convert and exchange any part of the principal amount thereof, in integral multiples of U.S.$250,000, up to a cumulative maximum of U.S.$12,500,000 principal amount, plus all accrued and unpaid interest thereon (on a first-in, first-out basis), (for such purposes interest added to principal shall be treated as accrued interest), for and into a number of fully paid and nonassessable shares of Series H Convertible Preferred Stock of the Borrower, par value $1.00 per share ("Series H Preferred Stock"), equal to the applicable portion of the principal
  ------------------------
balance of the Loans so being converted, plus all accrued and unpaid interest thereon, divided by the liquidation preference of such stock ($10.50 as of the
         ----------
date hereof, adjusted as appropriate to reflect any stock split, stock dividend, combination of shares, or the like relating to the Series H Preferred Stock prior to the date of such conversion). In connection with any such conversion the Borrower shall promptly issue the applicable number of shares to SingTel NA, and such applicable portion of the Loans shall be cancelled and deemed paid in full against delivery of such shares. Notwithstanding anything otherwise provided herein, SingTel NA shall not acquire more than three million five hundred thousand (3,500,000) Series H Shares (adjusted as appropriate to reflect any stock split, stock dividend, or combination of shares as described above) upon conversion of Loans (including interest thereon), and no Loan (including interest thereon) shall be converted to the extent (and only to the extent) necessary to give effect to the provisions of this sentence. The Series H Preferred Stock shall have the terms set forth in the Certificate of Designation attached hereto as Annex B.
                   -------

          3.2  Common Stock (Post-IPO).  At any time and from time to time after
               -----------------------
the effective date of any registration statement filed pursuant to the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission with respect to an underwritten offering and sale of the Borrower's Common Stock having a maximum offering price of U.S.$20,000,000 or more, SingTel NA shall have the option (but not the obligation), at any time while Loans are outstanding, exercisable by written notice to the Borrower, to convert and exchange all or any part of the principal amount thereof, in integral multiples of U.S.$250,000, plus all accrued and unpaid interest thereon, for and into a number of fully paid and nonassessable shares of Common Stock equal to the applicable portion of the principal balance of the Loans, plus all accrued and unpaid interest thereon, divided by the gross
                                                            -------
initial public offering price per share of such stock (without reduction for underwriter's fees, expenses, or the like). In connection with any such conversion the Borrower shall promptly issue the applicable number of shares to SingTel NA, and the applicable portion of the Loans shall be cancelled and deemed paid in full against delivery of such shares. SingTel NA shall agree to such reasonable restrictions as may be required by the underwriters as to the sale or other transfer of the Common Stock obtained upon conversion of loans under this subsection following the effective date of such registration statement.

          3.3  Assignment of Conversion Rights.  SingTel NA may freely assign
               -------------------------------
any of its rights under this Section 3 to ST and/or any entity controlled by ST.

     4.   PAYMENTS: GENERAL.
          -----------------

     All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at SingTel NA's bank account in Aruba (as designated by SingTel NA by written notice to the Borrower from time to time), without set-off or counterclaim. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest hereunder shall be made on the basis of actual days elapsed and on a 365-day year.

     5.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

     The Borrower represents and warrants to SingTel NA on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

          5.1  Comorate Existence: Power and Authority.  The Borrower and each
               ---------------------------------------
of its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, and is duly qualified and in good standing in every other jurisdiction where it is doing business. The Borrower and each of its Subsidiaries who becomes a party hereto has all requisite power and authority to execute and deliver the Loan Documents and to incur and perform its obligations thereunder.

          5.2  Binding Obligation.  Each Loan Document has been duly authorized,
               ------------------
executed and delivered by the Borrower and its Subsidiaries party thereto and constitutes the legal, valid and binding obligation of the Borrower and its Subsidiaries party thereto, enforceable in accordance with its terms.

          5.3  No Conflicts.  The execution, delivery, and performance of the
               ------------
Loan Documents and the exercise of rights thereunder (including borrowing) by the Borrower and its Subsidiaries parties thereto will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or amy of its Subsidiaries is bound or to which any of the property or assets of the Borrower or any of its Subsidiaries is subject and will not result in the creation or imposition of a Lien on any of such property or assets; nor will such action result in any violation of the provisions of the Charter Documents of the Borrower or any of its Subsidiaries or any Requirement of Law applicable to the Borrower or any of its Subsidiaries.

          5.4  No Consents.  No Consents are required for the execution,
               -----------
delivery and performance of the Loan Documents and the exercise of rights thereunder (including borrowing) by the Borrower and its Subsidiaries parties thereto. The borrowing of Loans and the consummation of the other transactions contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, and neither the Borrower and its Subsidiaries nor any agents acting on their behalf will take any action that could cause the loss of such exemption. In connection therewith, SingTel NA hereby represents and warrants (and acknowledges that the Borrower may rely on such representations and warranties for purposes of this subsection) that SingTel NA is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, and that it is making the Loans (and may acquire the Conversion Shares) for investment for SingTel NA's account and not with any present view toward resale or other disposition thereof.

          5.5  Validity of Shares.  The Series H Shares have been duly
               ------------------
authorized. The Series H Shares and the Conversion Shares have been duly reserved for issuance upon conversion of the Loans hereunder and Series H Shares, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Series H Preferred Stock or Common Stock, as applicable, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, claims, and encumbrances. The execution, delivery and performance of the Loan Documents and the exercise of rights thereunder (including borrowings) by the Borrower and its Subsidiaries will not give rise to any preemptive right, right of first refusal, anti-dilution adjustment or other right in favor of any person. The Borrower's representations and warranties with respect to its capitalization in Section 3.4 of the Stock Purchase Agreement were true and correct on the date thereof.

          5.6  Title to Properties.  The Borrower has good and marketable title
               -------------------
to all its material properties, subject only to Liens permitted hereunder, and possesses all assets including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to SingTel NA, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate.

          5.7  Financial Statements.  The Borrower has provided to SingTel NA
               --------------------
the audited consolidated balance sheet of the Borrower as of December 31, 1994 (the "Balance Sheet") and the related consolidated statements of income,
      -------------
stockholders' equity (or deficit) and cash flows of the Borrower for the year ended the date of the Balance Sheet. Such financial statements (a) fairly present the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as of the date of the Balance Sheet and for the year then ended, (b) have been prepared in accordance with generally accepted accounting principles consistently applied, and (c) reflect all accrued liabilities and adequate reserves for all contingent liabilities of the Borrower and its consolidated Subsidiaries as of the date of the Balance Sheet. The representations and warranties in this Section 5.7 shall be true and correct with respect to the most recent audited consolidated financial statements of the Borrower furnished to SingTel NA pursuant to Section 7.1(a).

          5.8  No Material Adverse Change.  Since the date of the most recent
               --------------------------
audited annual consolidated balance sheet of the Borrower furnished to SingTel NA hereunder, (a) there has been no change in the assets, liabilities, financial condition, or results of operations of the Borrower and its consolidated Subsidiaries from that reflected in the financial statements referred to in
Section 5.7 except for changes in the ordinary course of business that in the aggregate have not been materially adverse and (b) none of the business, prospects, financial condition, operations, property or affairs of the Borrower has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

          5.9  No Litigation.  There are no legal or other proceedings or
               -------------
investigations pending or threatened in writing against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect.

          5.10 Compliance with Law.  The Borrower is not in violation of (i) any
               -------------------
Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all material applicable U.S. federal and state tax laws, ERISA and Environmental Laws.

          5.11 Margin Regulations.  No part of the proceeds of the Loans will be
               ------------------
used, directly or indirectly, for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G (12 C.F.R. 207) of the Board of Governors of the Federal Reserve System.

     6.     CONDITIONS PRECEDENT.
            --------------------

     In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as SingTel NA may require consistent herewith, the obligation of SingTel NA to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent on the date of each Loan Request and on each Drawdown Date:

          6.1  Representations and Warranties True.  Each of the representations
               -----------------------------------
and warranties of the Borrower to SingTel NA herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or deemed to have been made.

          6.2  No Default.  No Default or Event of Default shall be continuing.
               ----------

          6.3  Proceedings and Documents.  All proceedings in connection with
               -------------------------
the transactions contemplated hereby shall be in form and substance satisfactory to SingTel NA, and SingTel NA shall have received all information and documents as it may have reasonably requested in connection herewith.

          6.4  No Change in Law.  No change shall have occurred in any law or
               ----------------
regulation or in the interpretation thereof that in the reasonable opinion of SingTel NA would make it unlawful for SingTel NA to make such Loan.

          6.5  Opinion of Company's Counsel.  SingTel NA shall have received
               ----------------------------
from counsel to the Borrower an opinion letter or letters substantially in the form attached hereto as Annex C, addressed to them, dated the date hereof. In
                        ----- -
rendering the opinion(s) called for under this subsection, counsel may rely as to factual matters on certificates of public officials and officers of the Borrower.

          6.6  Closing of Series G Purchase.  The purchase and sale of the
               ----------------------------
Borrower's Series G Convertible Preferred Stock pursuant to the Stock Purchase Agreement shall have been consummated.

     7.   COVENANTS.
          ---------

          7.1  Affirmative Covenants.  The Borrower agrees that until the
               ---------------------
termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and where applicable will cause each of its Subsidiaries to, comply with its obligations as set forth throughout this Agreement and to:

               (a) furnish to SingTel NA:

                   (i) within ninety (90) days after the end of each fiscal year of the Borrower, Financials of the Borrower and its Subsidiaries as of the end of and for such fiscal year, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Borrower;

                   (ii) within thirty (30) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year) Financials of the Borrower and its Subsidiaries, if any, unaudited but prepared in accordance with generally accepted accounting principles (except for the absence of notes thereto) and certified by the chief financial or accounting officer of the Borrower;

                   (iii) together with the annual audited and the quarterly Financials, a certificate of the Borrower certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto; and

                   (iv) with reasonable promptness, such other information and data with respect to the Borrower and its Subsidiaries as SingTel NA may from time to time reasonably request;

               (b) keep true and accurate books of account in accordance with GAAP, and permit SingTel NA or its designated representatives to inspect the Borrower's premises during normal business hours, to examine and be advised as to such or other business records upon the request of SingTel NA, and to permit SingTel NA's representatives (at SingTel NA's sole expense) to conduct periodic examinations of the Borrower's books and records;

               (c) (i)  maintain its corporate existence, business and assets,
(ii) keep its business and assets adequately insured, (iii) timely pay its taxes (other than taxes being contested in good faith as to which adequate reserves have been established), and (iv) comply with all Requirements of Law, including ERISA and Environmental Laws;

               (d) notify SingTel NA promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, and (iv) any pending or threatened (in writing) litigation or similar proceeding affecting the Borrower or any Subsidiary or any material change in any such litigation or proceeding previously reported; and

               (e) cooperate with SingTel NA, take such action, execute such documents, and provide such information as SingTel NA may from time to time request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

               (f) either (i) apply the full proceeds of each Loan made to the Borrower hereunder for Approved Expenditures in a manner consistent with the applicable Loan Request or (ii) repay to SingTel NA (along with all accrued and unpaid interest, as provided in 2.3) any Loan proceeds not so applied within three (3) Business Days of the occurrence of an event that precludes Borrower's application of such proceeds in such manner.

          7.2  Negative Covenants.  The Borrower agrees that until the
               ------------------
termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

               (a) create or incur any Liens on any of the property or assets of the Borrower or any of its Subsidiaries except (i) Liens (if any) securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old or as to obligations not yet due; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness in respect of the acquisition of property, covering only the property so acquired, or security interests resulting solely from the refinancing of the same; (vii) liens relating to leased assets, which individually and in the aggregate do not have a Materially Adverse Effect, and
(viii) other Liens existing on the date hereof and listed on Schedule 7,2(a)
                                                             ---------------
hereto;

               (b) issue any Series H Preferred Stock of the Borrower to any person or entity other than pursuant to 3 hereof;

               (c) make any investments other than investments in (i) marketable obligations of the United States or the Republic of Singapore maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of banks having total assets in excess of U.S.$1,000,000,000,
(iii) Subsidiaries, (iv) mutual funds investing principally in investments described in clauses (i) and (ii), and (v) such other investments as SingTel NA may from time to time approve in writing;

               (d) redeem or repurchase any of its Capital stock except with the proceeds of Redemption Loans, or as provided for in Section 7.1 of the Stock Purchase Agreement, or make any distributions on or in respect of its capital stock of any nature whatsoever, other than dividends payable solely in shares of stock or distributions by Subsidiaries to the Borrower or other Subsidiaries; or

               (e) become party to a merger or sale-leaseback transaction, or effect any disposition of assets to any person or entity other than the Borrower and its Subsidiaries other than in the ordinary course of business, or purchase, lease or otherwise acquire assets other than in the ordinary course of business.

     8.   EVENTS OF DEFAULT: ACCELERATION.
          -------------------------------

     If any of the following events ("Events of Default") shall occur:
                                      -----------------

               (a) the Borrower or any Subsidiary shall fail to pay when due and payable any principal of the Loans when the same becomes due;

               (b) the Borrower shall fail to pay interest on the Loans or any other sum (other than principal) due under any of the Loan Documents within five
(5) Business Days after the date on which the same shall have first become due and payable;

               (c) the Borrower shall fail to perform any term, covenant or agreement contained in (S)(S)3, 7.1(c), 7.1(d), or 7.2;


               (d) the Borrower or any Subsidiary shall full to perform any other term, covenant or agreement contained in the Loan Documents within thirty
(30) days after SingTel NA has given written notice of such failure to the Borrower;

               (e) the Borrower shall fail to perform any covenant or agreement contained in that certain Series G Convertible Stock Purchase Agreement dated as of the date hereof between the Borrower and the Purchaser named therein (the "Stock Purchase Agreement") within thirty (30) days after SingTel NA has given
 ------------------------
written notice of such failure to the Borrower;

               (f) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

               (g) any representation or warranty of the Borrower in the Stock Purchase Agreement shall have been false or misleading in any material respect at the time made, and the same is not cured within (30) days after SingTel NA has given written notice thereof to the Borrower;

               (h) the Borrower or any of its Subsidiaries shall be in default (after any applicable period of grace or cure period) under the Equipment Loan Agreement (as such term is defined in the Stock Purchase Agreement);

               (i) any of the Loan Documents shall cease to be in full force and effect;

               (j) (I) the Borrower or any Subsidiary shall default in the payment of any principal of indebtedness in respect of borrowed money when due and payable after expiration of any grace period applicable thereto, or (II) any indebtedness in respect of borrowed money of the Borrower or any Subsidiary shall have become due and payable prior to the date upon which it would otherwise have become due and payable as a result of default by the Borrower or such Subsidiary and the aggregate principal amount of all indebtedness referred to in clauses (I) and (II) is in excess of One Million Dollars ($1,000,000), without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after written notice shall have been given to the Borrower by SingTel NA specifying such default or acceleration and requiring such indebtedness to be discharged or such acceleration to be rescinded or annulled;

               (k) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets,
(iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

               (l) the Borrower or any of its Subsidiaries shall be unable to pay its debts as they mature;

               (m)  there shall remain undischarged for more than thirty (30)
     days any final   judgment or execution action against the Borrower or any
     of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and its Subsidiaries exceeds One Million Dollars ($1,000,000) in the aggregate;

THEN, or at any time thereafter:

          (1) In the case of any Event of Default under clause (k) or (l), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and

          (2) In the case of any Event of Default other than (k) and (l), SingTel NA may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

     No remedy herein conferred upon SingTel NA is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

     9.   SETOFF.
          ------

     Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from SingTel NA and its affiliates to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to SingTel NA and its affiliates at any time while a Default is continuing without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

     10.  MISCELLANEOUS.
          -------------

          10.1 Indemnity.  The Borrower agrees to indemnify and hold harmless
               ---------
SingTel NA and its officers, employees, affiliates, agents, and controlling person from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries, absent the gross negligence or willful misconduct of SingTel NA. The Borrower shall pay to SingTel NA promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees) incurred by SingTel NA in connection with the, amendment, administration or enforcement of any of the Loan Documents.

          10.2 Notices, Etc.  Any communication to be made hereunder shall (i)
               ------------
be made in writing, but unless otherwise stated, may be made by hand, by telex, by facsimile transmission confirmed by another method of giving notice hereunder, or by recognized international delivery service, and (ii) be made or delivered as applicable to the Borrower at its address set forth in the preamble hereto or to SingTel NA at its address set forth in the preamble hereto with a copy to SingTel Global Services Pte. Ltd., 31 Exeter Road, Comecentre, Singapore 0923, Republic of Singapore (unless any such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or two (2) business days after delivery to a recognized international delivery service for deliveries from the Netherlands Antilles to the United States and three business days after delivery to such service for deliveries from the United States to the Netherlands Antilles, to such address.

          10.3 Binding Agreement: Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of each party hereto and its successors and assigns, but except as specifically set forth herein the Borrower may not assign its rights or obligations hereunder. The Borrower may assign its rights and privileges hereunder, in whole or in part, to any one or more Subsidiaries; provided, that in such event (a) the Borrower shall unconditionally guarantee
--------
the payment and performance of the Obligations to the extent incurred by such Subsidiary, (b) the Subsidiary shall agree to be bound by and subject to the terms and conditions hereof, and (c) the Borrower and such Subsidiary shall execute and deliver to SingTel NA such agreements, instruments, or other documents as SingTel NA may in its reasonable discretion require in order to give effect to the foregoing. SingTel NA may freely assign its rights and obligations under this Agreement to ST and/or any entity controlled by ST.

          10.4 Amendment: Waiver.  This Agreement may not be amended or waived
               -----------------
except by a written instrument signed by the Borrower and SingTel NA, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by SingTel NA to exercise any right hereunder shall operate as a waiver thereof& nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

          10.5 Confidentiality.  SingTel NA shall preserve in confidence all
               ---------------
information proprietary to the Borrower transmitted to it hereunder, including information it may obtain as a result of examination of the books, records, or personnel of the Borrower, and shall not use any such information for any purpose unrelated hereto. Notwithstanding the foregoing, SingTel NA may disclose such information if required by any governmental, judicial, or regulatory authority; provided, that SingTel NA agrees to use all reasonable
                      --------
efforts (excluding instituting any legal proceeding) to minimize the need for any such disclosure. The covenant set forth in this subsection shall survive the termination of the Commitment and of this Agreement.

          10.6 Severability.  The provisions of this Agreement are severable and
               ------------
if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.

          10.7 Entire Agreement.  This Agreement, together with all Schedules
               ----------------
hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby.

          10.8 Counterparts.  This Agreement and any amendment hereof may be
               ------------
executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

          10.9 Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal substantive laws of the Republic of Singapore. The Borrower hereby agrees that the courts of Singapore shall have exclusive jurisdiction with respect to any action or proceeding arising out of or relating to this Agreement and agrees that it shall commence any such action or proceeding against SingTel NA in the courts of Singapore; provided, however, that Section shall not limit the right of SingTel NA to bring any such action in any other jurisdiction. The Borrower irrevocably waives any objection that it may have based upon improper venue or forum own conveniens to the conduct of such action or proceeding in such court, and appoints Drew and Napier of 20 Raffles Place #17-00, Ocean Towers, Singapore 0104, as its agent for a period of five (5) years from the date hereof (at the end of such 5-year period the Borrower agrees to appoint a new agent or to renew its appointment of Drew and Napier as agent) upon which service of this process may be served in any such action or proceeding brought in a Singapore court. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. The parties agree that neither party shall be liable hereunder for any special, indirect, consequential, or incidental damages, including, without limitation, damages for lost profits or business.

     IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first above written.

                              FAX INTERNATIONAL, INC.


                              By:  /s/ Douglas J. Ranalli
                                  --------------------------------------------
                                    Name:   Douglas J. Ranalli
                                    Title:  President


                              SINGTEL (NETHERLANDS ANTILLES) PTE N.V.


                              By:  /s/ Esther Bermudez
                                  --------------------------------------------
                                    Name:   Esther Bermudez
                                    Title:  Branch Manager - Aruba Branch

                                 SCHEDULE 7.2(a)
                                 ---------------


Any property, rights, or assets of the Company granted at any time and from time to time as "Collateral" to Applied Telecommunications Technologies, Inc. ("ATTI") pursuant to that certain Lease, dated as of September 17, 1993, between the Company and ATTI (the "Lease"); (for purposes of this parenthetical phrase only, the term "Collateral" has the meaning assigned to it in the Lease).